Exhibit 10.1

FIRST AMENDMENT TO
EMPLOYMENT AGREEMENT

    This First Amendment (the "Amendment") to the Employment Agreement referenced below by and between Vibe Records Inc. Nevada (the "Company"), and Timothy J. Olphie, an executive (the "Executive") (together the "Parties") is made and entered into effective as of August 2, 2010 (the "Effective Date").

    WHEREAS, the Parties had entered into an Employment Agreement on January 26, 2009 (the "Original Agreement"); and

    WHEREAS, the Parties now wish to amend the Original Agreement to make such changes as are specifically covered herein.

    NOW, THEREFORE, for good and valuable consideration, and in consideration of the mutual covenants and conditions herein set forth, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:

    1. Section 4(a) is hereby deleted and revised to read in its entirety as follows:

Base Salary. The Company will pay salary to Executive at an annual rate of $125,000, in accordance with its regular payroll practices.  The Board will review Executive’s salary at least annually.  The Board, acting in its discretion, may increase (but may not decrease) the annual rate of Executive’s salary in effect at any time.

    2. Except as set forth in this Amendment, the Original Agreement shall remain in full force and effect and references in the Original Agreement to "this Agreement", "hereunder", "herein", "hereof", and words of like effect shall mean the Original Agreement as so amended by this Amendment.

    3. This Amendment may be executed in one or more counterparts and/or by facsimile, each of which shall be deemed an original and all of which signed counterparts, taken together, shall constitute one instrument.

    IN WITNESS WHEREOF, the Parties have executed this Amendment as of the Effective Date referenced above.

VIBE RECORDS, INC. NEVADA

By: __________________________

Director

/s/ Timothy J. Olphie
Timothy J. Olphie